SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 29, 2002

HEALTHAXIS INC.

(Exact name of Registrant as specified in its Charter)

Pennsylvania	0-13591	23-2214195
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

5215 N. O’Connor Blvd., 800 Central Tower, Irving, Texas 75039
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 443-5000

Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE
INDEX TO EXHIBITS
EX-23.1 Consent of Ernst & Young LLP
EX-23.2 Consent of BDO Seidman, LLP
EX-99.1 Condensed Consolidated Financial Statement

Item 5. Other Events.

     As was previously disclosed, on June 11, 2002, Healthaxis Inc. (“Healthaxis” or the “Company”) issued a press release announcing that the Company and UICI, a significant shareholder, had mutually agreed to an early termination of Healthaxis’ Information Technology Services Agreement with UICI. The Company has previously reported the activities under the Agreement as a separate operating segment (Outsourcing) and has accounted for the transaction as a disposition of a line of business. In 2002 the Company changed its accounting policy for discontinued operations to comply with the required adoption of Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The new policy broadens the reporting of discontinued operations to a component of the Company’s operations where the components operations and cash flows have been or will be eliminated from ongoing operations of the Company and the Company will have no significant continuing involvement in the operations of the component after disposal. Consistent with the prior accounting policy the results of discontinued operations are to be reported as a separate component of income before extraordinary items, net of income taxes, with all prior periods restated for comparability purposes. The Company has restated, for comparability purposes as required under the new accounting principles, its consolidated financial statements as of December 31, 2001 and 2000 and for each of the two years in the period ended December 31, 2001, and the reports of independent auditors thereon have been reissued (the “Financial Information”). Healthaxis’ consolidated financial statements for the year ended December 31, 1999 remain unchanged as the discontinued operations were originally acquired subsequent to December 31, 1999. The Financial Information presents the activities under the Agreement as discontinued operations and supercede the consolidated financial information filed in the Company’s Annual Report in Form 10-K/A. The Financial Information are attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit 23.1	Consent of Ernst & Young LLP, Independent Auditors
Exhibit 23.2	Consent of BDO Seidman, LLP, Independent Auditors
Exhibit 99.1	Condensed Consolidated Financial Statements, including Financial Information

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2002

HEALTHAXIS INC

By: /s/ John M. Carradine John M. Carradine Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit 23.1	Consent of Ernst & Young LLP, Independent Auditors
Exhibit 23.2	Consent of BDO Seidman, LLP, Independent Auditors
Exhibit 99.1	Condensed Consolidated Financial Statements, including Financial Information

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